  Exhibit 10.1

LOAN AGREEMENT
This Loan Agreement (this "Agreement"), is made and entered as of _______, 2016, by and between Smart Server, Inc., a Nevada corporation doing business as SUYT.com (the "Company"), and _____________________ ("Lender").
WHEREAS, the Company intends to issue shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to Lender pursuant to that certain Subscription Agreement of the Company dated as of even date herewith (the "Subscription Agreement"); and
WHEREAS, following the date hereof, the Company may desire to borrow the Loan Amount (as defined herein) from Lender (the "Loan"); and
WHEREAS, Lender desires to commit to making the Loan to the Company pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:
1. Commitment to Loan.
(a) Right to Borrow. Subject to the terms and conditions of this Agreement, at any time on or after January 31, 2017 (the "Commencement Date"), and before November 1, 2020, the Company shall have the right (the "Loan Right"), but not the obligation, to cause Lender to provide to the Company an amount equal to (i) One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00), multiplied by (ii) a fraction, (y) the numerator of which is the number of shares of Common Stock acquired by Lender under the Subscription Agreement and (z) the denominator of which is the total number of shares of Common Stock sold in the offering contemplated by the Subscription Agreement (the "Loan Amount"). The Loan Amount is set forth on Schedule 1(a) attached hereto.
(b) Obligations of Lender. Lender acknowledges and agrees that he or it, as applicable, shall lend the Loan Amount to the Company in accordance with the terms of this Agreement.
(c) Procedures.
(i) If the Company desires to exercise the Loan Right, the Company shall deliver to Lender a written notice (the "Loan Exercise Notice") exercising the Company's right to cause Lender to provide the Loan.
(ii) The Loan Amount shall be delivered by Lender to the Company, in full, no later than 30 days following receipt by Lender of the Loan Exercise Notice.

(d) Closing. At the closing of the Loan pursuant to this Section 1, the Company shall deliver to Lender a convertible promissory note substantially in form attached hereto as Exhibit A (the "Note"), which Note shall be in the principal amount equal to the Loan Amount.
2. Repayment of the Loan. In the event the Company exercises the Loan Right hereunder, the Company shall have obligation to repay to Lender the Loan Amount provided by in accordance with the terms of the Note. Lender each acknowledges and agrees that, except as provided in the Note issued to Lender, the Company shall have no obligation of any kind to pay any amounts or other consideration to Lender in connection with the Loan.
3. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3).
If to the Company:	Smart Server, Inc. (d/b/a SUYT.com) 4521 Sharon Road, Suite 370 Charlotte, North Carolina 28211Attention: Chief Executive Officer
If to Lender:
4. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
5. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that company. Any attempted transfer or assignment in violation of this Section 5 shall be void.

6. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
7. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
8. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
9. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
10. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of North Carolina in each case located in the city of Charlotte and County of Mecklenburg, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
11. Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
13. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement on the date first written above.

COMPANY: SMART SERVER, INC., a Nevada corporation doing business as SUYT.com
By:_____________________________ Name: Steven R. Berrard Title: Chief Executive Officer
LENDER: By:_____________________________ Name: Title:

[Signature Page to Loan Agreement]

SCHEDULE 1(a)
ALLOCATION OF LOAN AMOUNT OBLIGATION

LENDER	PERCENTAGE OF SHARES ACQUIRED IN OFFERING	LOAN AMOUNT

EXHIBIT A
FORM OF NOTE